UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2019

LOCKHEED MARTIN CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

6801 Rockledge Drive
Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

(301) 897-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	LMT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Lockheed Martin Corporation ("Lockheed Martin" or the "Company") has received notice of an unsolicited “mini-tender” offer by Peer & Peri LLC to purchase up to 10,000 shares of Lockheed Martin’s common stock. Peer & Peri’s offer price of $269.00 per share is approximately 20.41% lower than the $337.99 closing price of Lockheed Martin common stock on May 17, 2019, the last trading day before the commencement of the offer.

Lockheed Martin is not affiliated in any way with Peer & Peri, the offer, or the offer documentation. Lockheed Martin recommends against stockholders tendering shares in response to the offer, as the offer price was significantly below the market price of Lockheed Martin’s common stock at the commencement of the offer and is also significantly below the current market price.

Lockheed Martin urges stockholders to obtain current market quotations for their shares, review the conditions of the mini-tender offer, consult with their brokers or financial advisors, and exercise caution with respect to the mini-tender offer.

A copy of the Company's press release recommending that stockholders reject the mini-tender offer by Peer & Peri is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of Lockheed Martin Corporation dated May 24, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION
(Registrant)

Date: May 24, 2019	By:	/s/ Stephen M. Piper
Stephen M. Piper
Vice President and Associate General Counsel